RENTAL AGREEMENT

Abu Dhabi, UAE	29/08 2002

This Rental Agreement (“Agreement”) is made on the date first here above-mentioned by and between:

I.

City Mix L.L.C., a company incorporated under the laws of the United Arab Emirates having its offices at P.O. Box 47427, Abu Dhabi, United Arab Emirates, represented by General Manager Andrey Kharlanov (“City Mix”); and

II.

RMC Super Mix, a company incorporated under the laws of the United Arab Emirates having its offices P.O. Box 72071, Abu Dhabi, United Arab Emirates, represented by Commercial Manager Haytham Bazbouz (“RMC”).

City Mix and RMC shall be individually referred to as “the Party” and collectively referred to as the “Parties”.

WHEREAS:

A.	City Mix has a fleet of concrete transit mixer trucks, which at this stage is and may in the future be not fully engaged all the time; and

B.

City Mix and RMC have agreed to have joint business for the benefit of both Parties and for this purpose to enter into this Agreement, whereby RMC shall use City Mix’s transit mixer trucks on a monthly rental basis pursuant to the terms and conditions of the Agreement and City Mix shall for the duration of the Agreement retain the title to its transit mixer trucks and have the right for supervision, checking and monitoring the use of its transit mixer trucks by RMC;

Now, therefore, the Parties have agreed as follows.

1.	Subject of the Agreement

1.1

City Mix shall rent out to RMC up to ten (10) Concrete Transit Mixers trucks Model 1999 Astra, Italy (“Trucks”), which are and shall remain the property of City Mix, pursuant to the terms and conditions of the Agreement.

1.2	The Trucks can be rented by and handed over to RMC by such quantities as RMC shall require subject to availability from City Mix, which shall be confirmed before each hand-over.

2.	Effective Date and Duration of the Agreement

2.1	This Agreement shall be made effective beginning from the date, on which the Trucks are put on the road to be confirmed by both parties, but not later than 03 September 2002.
2.2	This Agreement shall be made for a period of six (6) consecutive 30-day periods..

3.	Terms of Payment

3.1

The Parties agreed that the Monthly Rental Payment hereunder should be AED 7,300.00 (Dirhams Seven Thousand Tree Hundred Only) per each Truck and the amount of Total Monthly Rental Charges for the rented Trucks shall be made by multiplying the Monthly Rental Payment per each Truck by the quantity of the Trucks actually handed-over.

3.2

The Total Monthly Rental Charges for each current month of rent shall be paid by RMC to City Mix on the first day of the current month of rent by one (1) 90 days postdated cheque issued to the name of City Mix. The first cheque shall be issued and forwarded to City Mix on 01 September 2002.

3.3

If RMC fails to issue to City Mix the cheque referred to in Article 3.2 above on the first day of the current month of rent, RMC shall pay to City Mix a penalty of 1/30 of the Total Monthly Rental Charges for each day of delay.

4.	Hand Over of the Trucks
4.1	City Mix agreed to hand over the Trucks to RMC 24 hours before the starting date of the Agreement at its site in Mussafah, Abu Dhabi.
4.2

RMC shall at its own expense engage drivers and other technical personnel, which it may consider necessary, and take over the Trucks from City Mix from its site in Mussafah, Abu Dhabi upon the completion of the hand over procedures, service the Trucks if and as necessary before utilization, as well as to deliver the Trucks to the new location of their operation.

4.3

RMC shall perform the initial servicing of the Trucks and the costs shall be shared by the Parties on a 50/50 basis. The share of City Mix in such costs shall be deducted from the amount of the first cheque.

4.4

RMC shall put their own tyres on the Trucks before the start date of this Agreement and shall put back City Mix’s tyres upon termination of the Agreement and delivery of the Trucks to the site of City Mix in Mussafah, Abu Dhabi.

4.5	During the hand over of the Trucks the Parties shall make and sign an Act of Hand Over for each Truck bearing the following information:
i)	engine, chassis and plate number of the Truck;
ii)	mileage of the Truck;
iii)	general conditions and individual features of the Truck;
iv)	date of return;
v)	any other data required.

5.	Return of the Trucks

5.1

Upon the termination of this Agreement as per Articles 7.1 and 7.2 below RMC shall at its own expense deliver the Trucks to City Mix to its site in Mussafah, not later than the date of return mentioned in a relevant notice of

5.2

If RMC fails to deliver the Trucks to City Mix to its site in Mussafah, Abu Dhabi on the date of return as above, RMC shall pay to City Mix a penalty of 2/30 of the Monthly Rental Payment for each Truck for each day of delay of delivery of the Trucks.

5.3

Upon the delivery of the Trucks to City Mix to its site in Mussafah, Abu Dhabi City Mix shall carry out an independent inspection of the Trucks upon which the Parties shall make and sign an Act of Acceptance of the Trucks stating the information as per Article 4.3 above plus all failures, malfunctions and defects in the Trucks (if any) detected by the independent inspection chosen by both Parties.

5.4

If any failures, malfunctions and defects in the Trucks, detected by the independent inspection, happen to be due to usage or misusage of the Trucks by RMC, RMC shall immediately pay in advance to City Mix the cost of repair of such failures, malfunctions and defects following the receipt of quotations for repair from relevant agents or work shops.

6.	Obligations and Responsibilities of the Parties

6.1	Subject to the terms and conditions of this Agreement and for as long as it remains effective RMC shall undertake and be responsible for the following:

i)

to obtain, under supervision and control of City Mix, from relevant authorities any permits required for the Trucks to legally operate outside the Emirate of Abu Dhabi if RMC wishes to operate the Trucks in other Emirates of the UAE;

ii)	to use the Trucks for not more than 12 working hours per day and provide at its own expense qualified drivers and maintenance staff to drive, maintain and operate the Trucks;
iii)

to carry out at its own expense all necessary day-to-day and routine servicing and maintenance of the Trucks, including but not limited to changing motor and hydraulic oil, filters, tyres, hydraulic oil, belts, pumps, etc., constant check-up, servicing and minor repairs of all systems of engine, mixer and chassis and to do whatever is required in order to maintain the Trucks in good operating conditions;

iv)

to carry out at its own expense, under supervision of City Mix, necessary major repairs of engine and gear-box provided that such major failures in engine or gear-box occurred due to negligence or misusage by the drivers and/or other staff of RMC;

v)

to carry out at the expense of City Mix and under its supervision all necessary major repairs of engine and gear-box provided that such major failures in engine or gear-box did not occur due to negligence or misusage by the drivers and/or other staff of RMC, and if the Parties agree to do so in each particular case of such major failure;

vi)	in case of major failure of any engine or gear-box for whatever reason to immediately report such to City Mix;
vii)	to provide City Mix with full information on the operation of the Trucks, as well as service history of the Trucks upon request of City Mix;
viii)

to report immediately to City Mix all and any road and site accidents involving the Trucks and in case of damage not covered by the insurance of the Trucks immediately compensate to City Mix the cost of damage if any;

ix)	to bear sole responsibility for any accidents involving the Trucks and RMC’s staff and be responsible for and pay any traffic police fines at its own expense;

x)	to request and obtain a prior written consent of City Mix in case if any modifications, painting, etc. are required on the Trucks for operation.

6.2	Subject to the terms and conditions of this Agreement and for as long as it remains effective City Mix shall undertake and be responsible for the following:

i)	to extend to RMC all necessary reasonable assistance and cooperation in order for RMC to operate the Trucks effectively;
ii)

in case of a major failure in engine or gear-box of a Truck, which has not occurred due to negligence or misusage by the drivers and/or other staff of RMC, to immediately replace such a Truck with a new one, or to compensate to RMC the cost of such major repairs of engine and gear-box provided that the Parties agree to do so, and during such period the Truck shall be off-hired;

iii)	to maintain valid insurance and traffic registration of the Trucks to allow RMC to operate the Trucks with no interruption;
iv)

to assist RMC in obtaining from relevant authorities any permits required for the Trucks to legally operate outside the Emirate of Abu Dhabi if RMC wishes to operate the Trucks in other Emirates of the UAE.

7.	Other Terms and Conditions

7.1

City Mix shall have the right, at any time during the duration of this Agreement, to terminate the Agreement partially, in which case City Mix shall give to RMC a notice of one month for the first 4 Trucks, another one month notice for the other 3 Trucks and another one month notice for the remaining 3 Trucks, or fully by giving to RMC a notice of one month.

7.2

RMC shall have the right, at any time during the duration of this Agreement, to terminate the Agreement fully or partially by giving to City Mix a prior notice of one month, in which case RMC shall at its own expense deliver the Trucks to City Mix to its site in Mussafah, Abu Dhabi not later than the date of return mentioned in a relevant notice of termination.

7.3

In case of violation by either Party of any terms and conditions of the Agreement, the other Party shall have the right to terminate the Agreement by issuing to the Party in default a notice of termination effective immediately, in which case RMC shall immediately, and not later than in five (5) days after the receipt of such notice, return the Trucks and the Party in default shall pay to the other Party all charges and penalties due hereunder including the cost of damages and losses, which the other Party may incur due to such violation.

7.4	All correspondences and notices between the Parties hereunder shall be communicated to the following addresses:

a)	City Mix:	Abu Dhabi, P.O.Box 47427

Telephone: (02) 622-3458, Telefax: (02) 622-3457 Contact Person:                 Mr. Fadi Atwani

Mob. Tel.: (050) 441-5334

b)	RMC:	Abu Dhabi, P.O.Box 72071

Telephone: (02) 555-5081, Fax: (02) 555-5082 Contact Person:                                 Mr. George A. Gantous

Mob. Tel.: (050) 641-5659

Mr. Haytham Bazbooz

Mob. Tel.: (050) 622-3815

7.5	This Agreement shall be construed and interpreted subject to relevant laws of the United Arab Emirates.

7.6	Any amendment to this Agreement shall be considered valid only if signed by both Parties.

7.7	This Agreement shall be executed in English in two original specimens, one for each Party. Each text shall have equal legal power.

IN WITNESS WHEREOF THIS AGREEMENT has been executed by the Parties hereto on the day, month and year first here above mentioned:

Annex 1

to Rental Agreement of 29/08/2002

Abu Dhabi, UAE	12/09/ 2002

This Annex (“Annex”) is made on the date first here above-mentioned by and between:

I.

City Mix L.L.C., a company incorporated under the laws of the United Arab Emirates having its offices at P.O. Box 47427, Abu Dhabi, United Arab Emirates, represented by General Manager Andrey Kharlanov (“City Mix”); and

II.

RMC Super Mix, a company incorporated under the laws of the United Arab Emirates having its offices P.O. Box 72071, Abu Dhabi, United Arab Emirates, represented by Chief Operating Officer George A. Ghantous (“RMC”).

City Mix and RMC shall be individually referred to as “the Party” and collectively referred to as the “Parties”.

WHEREAS:

A.

City Mix and RMC entered into Rental Agreement dated 29/08/2002 (the “Agreement”), whereby RMC rented from City Mix five Concrete Transit Mixers trucks Model 1999 Astra, Italy (“Trucks”) on the conditions thereunder; and

B.	RMC wishes to rent from City Mix and City Mix wishes to rent to RMC another five Trucks on the conditions hereunder;

Now, therefore, the Parties have agreed as follows.

1.	City Mix shall rent out to RMC five (5) Trucks, which are and shall remain the property of City Mix, pursuant to the terms and conditions of the Agreement and this Annex.

2.	This Annex shall be made effective beginning from the date, on which the Trucks are put on the road to be confirmed by both parties, but not later than 15 September 2002.

3.	This Annex shall be made for a period of not less than two (2) consecutive 30-day periods (“Month(s)”) beginning from the date set forth in Article 2 above.

4.

Not less than one week prior to the expiry date of this Annex City Mix shall inform RMC in writing about either renewal or termination of this Annex, which shall be at the exclusive discretion of City Mix. If City Mix wishes not to renew this Annex, RMC shall return all the five Trucks to City Mix on the date mentioned in the relevant notice of termination.

5.

The Parties agreed that the Monthly Rental Payment hereunder should be AED 9,150.00 (Dirhams Nine Thousand One Hundred and Fifty Only) per each Truck and the amount of Total Monthly Rental Charges for the rented Trucks shall be AED 45,750 (Dirhams Forty Five Thousand Seven Hundred and Fifty Only) payable by RMC to City Mix on the first day of the current month of rent by one (1) 90 days postdated cheque issued to the name of City Mix. The first cheque shall be issued and forwarded to City Mix on 14 September 2002.

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5.	All other provisions, terms and conditions of the Agreement shall remain the same.
6.	This Annex shall be an integral part of the Agreement and shall be construed and interpreted subject to relevant laws of the United Arab Emirates.
7.	This Annex shall be executed in English in two original specimens, one for each Party. Each text shall have equal legal power.

IN WITNESS WHEREOF THIS ANNEX has been executed by the Parties hereto on the day, month and year first here above mentioned:

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Annex 2

to Rental Agreement of 29/08/2002

Abu Dhabi, UAE	October 30, 2002

This Annex (“Annex”) is made on the date first here above-mentioned by and between:

I.

City Mix L.L.C., a company incorporated under the laws of the United Arab Emirates having its offices at P.O Box 47427, Abu Dhabi, United Arab Emirates, represented by General Manager Andrey Kharlanov (“City Mix”); and

II.

RMC Super Mix, a company incorporated under the laws of the United Arab Emirates having its offices P.O. Box 72071, Abu Dhabi, United Arab Emirates, represented by Chief Operating Officer George A. Ghantous (“RMC”).

City Mix and RMC shall be individually referred to as “the Party” and collectively referred to as the “Parties”.

WHEREAS:

A.

City Mix and RMC entered into Rental Agreement dated 29/08/2002 (the “Agreement”), whereby RMC rented from City Mix five Concrete Transit Mixers trucks Model 1999 Astra, Italy (“Trucks”) on the conditions thereunder; and

B.	RMC wishes to rent from City Mix and City Mix wishes to rent to RMC: another four Trucks on the conditions hereunder;

Now, therefore, the Parties have agreed as follows.

1.	City Mix shall rent out to RMC four (4) Trucks, which are and shall remain the property of City Mix, pursuant to the terms and conditions of the Agreement and this Annex.

2.	This Annex shall be made effective on the above date and shall continue in force for a 30-day period.
3.

Not less than one week prior to the expiry date of this Annex City Mix shall inform RMC in writing about either renewal or termination of this Annex, which shall be at the exclusive discretion of City Mix. if there is no notice of termination from City Mix, this An ex shall be deemed renewed for another 30-day period. If City Mix wishes not to renew this Annex, RMC shall keep the four Trucks rented to RMC hereunder, but return to City Mix on the date mentioned in the relevant notice of termination four Trucks rented to RMC subject to the above Agreement.

4.

The Parties agreed that the Monthly Rental Payment hereunder should be AED 9,150.00 (Dirhams Nine Thousand One Hundred and Fifty Only) pc each Truck and the amount of Total Monthly Rental Charges for the rented Trucks shall be AED 36,600 (Dirhams Thirty Six Thousand Six Hundred Only) payable by RMC to City Mix on the first day of the current month of rent by one (1) 90 days postdated cheque issued to the name of City Mix. The first cheque shall be issued and forwarded to City Mix on November 02, 2002.

5.	All other provisions, terms and conditions of the Agreement shall remain the same.

1.

6.	This Annex shall be an integral, part of the Agreement and shall be construed and interpreted subject to relevant laws of the United Arab Emirates,

7.	This Annex shall be executed in English in two original specimens, one for each Party. Each text shall have equal legal power.

IN WITNESS WHEREOF THIS ANNEX has been executed by the Parties hereto on the day, month and year first here above mentioned:

Signed by:	Signed by:

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